UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

REGAL ONE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida                                         814-00710                                   95-4158065

     (State or other jurisdiction                         (Commission File Number)                      (IRS Identification No.)

           of incorporation)

PO Box 25610, Scottsdale, AZ

    85255

(Address of principal executive offices)

                                           (Zip Code)

(310) 312.6888

(Registrant's telephone number, including area code)

__________________________N/A____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Regal One Corporation (the “Company”) held its annual meeting of shareholders on December 19, 2014 (“Annual Meeting”), primarily to elect directors.  At the Annual Meeting, the Company submitted three proposals to the vote of the shareholders, which are described in detail in the Company’s proxy statement dated November 26, 2014.  As of November 10, 2014, the record date for the Annual Meeting, 3,733,067 shares of stock were eligible to be voted.  Of the shares eligible to be voted, 2,185,318 were voted in person or by proxy in connection with the proposals.  Total vote necessary for passage of any matter was 1,866,535, without reference to quorum procedures, and only 1,092,659 with a quorum present.

Each of the proposals submitted to a vote of the shareholders of the Company at the Annual Meeting was approved as follows:

Proposal 1: Election of Directors

The Company’s shareholders elected Charles J. Newman, Robert M. Terry, Bernard L. Brodkorb, James Olchefski and Stephen E. Boynton as directors to each serve for a one-year term, or until their successors are duly elected and qualified.  The following votes were taken in connection with this proposal:

Nominee:

    Total Votes For

   Total Votes Withheld

Charles J. Newman

2,185,318

0

Robert M. Terry

2,185,318

0

Bernard L. Brodkorb

2,185,318

0

James Olchefski

2,185,318

0

Stephen E. Boynton

2,185,318

0

Proposal 2: Ratification of the Selection of Independent Public Accountants

The Company’s shareholders approved the selection of Boulay PLLP as the independent registered public accounting frim for the Company for the fiscal year edning December 31, 2014.

Votes For

Votes Against

Abstentions

All Stockholders

             2,184,318

       1,000

0

Proposal 3: Advisory Vote on Compensation of Executives

The Company’s shareholders approved, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the executives as disclosed in the Proxy Statement for Regal One Corporation’s 2014 Annual Meeting.

Votes For

Votes Against

Abstentions

All Stockholders

             2,184,318

       1,000

0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ONE CORPORATION

Date: December 22, 2014

By:

/s/ C. J. Newman

Name: Charles J. Newman

Title:

Chief Executive Officer